certification

John Lekas, President and Treasurer of Leader Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2020 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer                      Treasurer/Principal Financial Officer

Leader Funds Trust                                                Leader Funds Trust Trust

/s/ John Lekas                                                     /s/ John Lekas

John Lekas                                                           John Lekas

Date: 8/6/20                                                        Date: 8/6/20

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust and will be retained by Northern Lights Fund Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.